UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2011

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective January 1, 2011, Jeff Kramer, CPA, of Kramer, Weisman & Associates, LLP (“Kramer Weisman”), which served as the Company’s independent registered public accounting firm with respect to the Company’s financial statements as at and for the year ended December 31, 2009, joined Goldstein Schechter Koch, P.A. (“Goldstein Schechter Koch”). The departure of Mr. Kramer from Kramer Weisman resulted in the winding up and dissolution of Kramer Weisman. Mr. Kramer is continuing his audit practice with Goldstein Schechter Koch, which has commenced service as the Company’s independent registered public accounting firm effective as of January 11, 2011. This change in the Company’s independent registered accounting firm was approved by the Audit Committee of the Company’s Board of Directors. As a result, the reports previously issued by Kramer Weisman with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by, Goldstein Schechter Koch.

Kramer Weisman’s report on the Company’s financial statements as at and for the years ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2009 and the subsequent period through the effective date of this filing (i) there have been no disagreements with Kramer Weisman, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kramer Weisman, would have caused Kramer Weisman to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Kramer Weisman with a copy of this Report and requested Kramer Weisman to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Kramer Weisman agrees with the statements made by the Company in this Report, and, if not, stating the respects in which it does not agree. The Company is unable to obtain the requested letter from Kramer Weisman in that Kramer Weisman is no longer doing business.

Neither the Company nor anyone on behalf of the Company consulted Goldstein Schechter Koch regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Goldstein Schechter Koch was provided with respect to any accounting, auditing, or financial reporting issue or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Goldstein Schechter Koch with a copy of this Report and requested Goldstein Schechter Koch to review the disclosures contained in this Report and furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Goldstein Schechter Koch does not agree with the disclosures made in this Report. Goldstein Schechter Koch has advised the Company that it does not intend to furnish any such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 11, 2011		DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

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